UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 28, 2009

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) (c)
As further described in the attached press release and below, effective as of April 28, 2009, James T. Ryan became Chairman of the Board; he will also remain as President and Chief Executive Officer of W.W. Grainger, Inc. (the “Company”); Richard L. Keyser will be named Chairman Emeritus of the Company.

(c)
Effective as of April 28, 2009, the Board of Directors of the Company has elected Mr. Ryan, age 50, as Chairman of the Board of the Company.  Mr. Ryan was named Chief Executive Officer of the Company in June 2008.  He was named Chief Operating Officer and appointed to the Board of Directors in February 2007.  He was named President of Grainger in 2006.  Prior to these roles, Mr. Ryan, as Group President, a position assumed in 2004, was responsible for the Company’s businesses operating under the Grainger brand in the United States.  He had served Grainger in increasingly responsible roles since 1980 including in 2001, Executive Vice President, Marketing, Sales and Service for Grainger Industrial Supply.

A copy of the Company’s press release announcing (among other things) the election of Mr. Ryan to the above-mentioned position is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)	Effective as of April 28, 2009, Richard L. Keyser relinquished his role as Chairman of the Board of the Company. He was named Chairman Emeritus and will remain a director.

Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Document Description
99.1	Press release issued by the Company on April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 28, 2009

W.W. GRAINGER, INC.

By:	/s/ John L. Howard
John L. Howard Senior Vice President and General Counsel